Exhibit 99.1

EQT Reports Second Quarter 2016 Earnings

Increases 2016 drilling plan

PITTSBURGH--(BUSINESS WIRE)--July 28, 2016--EQT Corporation (NYSE: EQT) today announced second quarter 2016 net loss attributable to EQT of $258.6 million, or $1.55 loss per diluted share (EPS), compared to second quarter 2015 net income attributable to EQT of $5.5 million, or $0.04 per diluted share. Net cash provided by operating activities was $208.5 million, $5.6 million higher than the second quarter 2015.

Adjusted net loss was $57.6 million excluding hedge losses totaling $234.7 million in the second quarter 2016, resulting from a significant improvement in forward natural gas prices, $48.4 million lower than the second quarter 2015; and adjusted loss per share was $0.35, down from adjusted loss per share of $0.06 for the second quarter 2015. Adjusted operating cash flow attributable to EQT was $113.8 million; $32.7 million lower than the second quarter 2015. The Non-GAAP Disclosures section of this news release provides reconciliations of adjusted net loss attributable to EQT and adjusted loss per share to net loss attributable to EQT and earnings per diluted share, the most comparable financial measures calculated in accordance with GAAP, as well as important disclosures regarding non-GAAP financial measures.

Highlights:

  Production sales volume was 26% higher
  Midstream gathering revenue was 11% higher
  Midstream transmission revenue was 14% higher
  Realized price was 23% lower
  Acquired 62,500 Marcellus and 53,000 Utica acres from Statoil

RESULTS BY BUSINESS

EQT PRODUCTION

EQT Production achieved sales volume of 184.5 Bcfe in the second quarter 2016, representing a 26% increase over the second quarter last year.

EQT Production’s operating loss totaled $444.0 million for the quarter, compared to operating loss of $66.9 million in 2015. Operating revenue totaled $72.0 million for the second quarter 2016, which was $316.8 million lower than the second quarter 2015, primarily due to a lower average realized sales price, which more than offset the increase in production sales volume.

EQT Production’s adjusted operating loss totaled $112.5 million for the quarter, excluding hedge losses totaling $234.7 million, resulting from a significant improvement in forward natural gas prices, compared to adjusted operating loss of $31.8 million in 2015. Adjusted operating revenue for the quarter was $390.1 million, which was $14.7 million lower than the same period last year, primarily due to a lower average realized sales price, which more than offset the increase in production sales volume. Average realized price for the second quarter 2016 was $2.11 per Mcfe, 23% lower than the $2.75 per Mcfe realized in the same period last year.

The “net marketing services” revenue includes marketing revenue generated by either reselling third-party transportation capacity not used to transport EQT’s produced gas, or utilizing such capacity to transport purchased gas to higher priced markets, net of the transportation charges for such capacity. Net marketing services revenue totaled $2.1 million in the second quarter 2016, $7.7 million lower than the same quarter last year, primarily due to incremental capacity costs.

EQT Production’s operating expenses for the quarter were $516.0 million, $60.3 million higher than the same period last year. Consistent with the growth in sales volume – depreciation, depletion, and amortization (DD&A) expenses were $24.5 million higher; gathering expenses were $19.6 million higher; transmission expenses were $11.3 million higher; selling, general and administrative (SG&A) expenses were $7.2 million higher, including a $7.1 million legal reserve; processing expenses were $3.9 million higher; and production taxes were $1.5 million higher. Exploration expenses were $7.8 million lower; and lease operating expenses (LOE), excluding production taxes, were essentially unchanged.

The Company drilled (spud) 28 gross wells during the second quarter 2016, including 27 Marcellus wells, with an average length-of-pay of 6,400 feet; and 1 Utica well with a length-of-pay of 5,200 feet.

The Company plans to accelerate its drilling program for the second half of 2016 by spudding an additional 63 wells - 33 Pennsylvania Marcellus wells and 30 Upper Devonian wells – for a total of 105 Marcellus and 30 Upper Devonian wells in 2016. The 2016 capital expenditure forecast of $1.0 billion is unchanged, as lower costs per well offset the costs of increased activity.

EQT MIDSTREAM

EQT Midstream’s second quarter 2016 operating income was $124.5 million, an increase of $16.3 million over the second quarter 2015, primarily as a result of increased gathering and transmission revenue, partially offset by increased operating expenses. Operating revenue was $214.3 million, which was $21.9 million higher due to higher Marcellus volume. Gathering revenue was 11% higher at $136.4 million and transmission revenue increased by 14% to $69.7 million.

Total operating expenses for the quarter were $89.8 million, $5.5 million higher than last year. SG&A increased $7.7 million due to the termination of the Company’s pension plan; and DD&A increased $3.2 million. These increases were partially offset by lower operation and maintenance (O&M) expense of $5.4 million due to the timing of maintenance activities. Per unit gathering and compression expense for the quarter was 23% lower year-over-year.

OTHER BUSINESS

EQT Midstream Partners, LP (NYSE: EQM) / EQT GP Holdings, LP (NYSE: EQGP)

On July 26, 2016, EQM announced a cash distribution to its unitholders of $0.78 per unit for the second quarter 2016. EQGP also announced a cash distribution to its unitholders of $0.15 per unit for the second quarter 2016.

The second quarter 2016 financial results for EQM and EQGP were released today and provide operational results, as well as updates on significant midstream projects under development by EQM. This news release is available at www.eqtmidstreampartners.com.

Statoil Acquisition

On July 8, 2016, EQT closed a transaction with Statoil USA Onshore Properties, Inc. -- acquiring 62,500 net acres located in EQT’s core Marcellus development area of West Virginia. Much of the acreage is contiguous with EQT’s current acreage; therefore, allowing the lateral lengths of 106 existing EQT locations to be extended from an average of 3,000 feet to an average of 6,500 feet, which will reduce overall costs and deliver stronger well economics. The acquisition also included approximately 500 undeveloped locations that are expected to have an average lateral length of 5,600 feet, along with the drilling rights on an estimated 53,000 net acres in the deep Utica.

On May 6, 2016, the Company completed a $796 million common stock offering. A portion of the proceeds was used to fund the acquisition.

Calculation of Net Income Attributable to Noncontrolling Interest

The results of EQGP and EQM are consolidated in EQT’s results. For the second quarter 2016, EQT recorded earnings of $77.8 million, or $0.47 per diluted share, attributable to the publicly held partnership interests in EQGP and EQM.

Three Months Ended
(thousands)	June 30, 2016
EQM net income	$124,762
Less: General Partner interest (including incentive distribution rights)	24,427
Limited Partner interest in net income	$100,335

EQM LP units
Publicly owned (72.5%)*	$72,744
EQGP owned (27.5%)*	27,591
Limited Partner interest in net income	$100,335

EQGP net income
EQM LP unit ownership	$27,591
EQM GP unit ownership (including incentive distribution rights)	24,427
EQGP incremental expenses	(772)
Net income attributable to EQGP	$51,246

EQGP units
Publicly owned LP (9.9%)	$5,094
EQT owned LP (90.1%)	46,152
Net income attributable to EQGP	$51,246

Noncontrolling interest in EQT earnings
EQM publicly-owned LP units	$72,744
EQGP publicly-owned LP units	5,094
Net income attributable to noncontrolling interest	$77,838

*weighted average calculation for the three months ended June 30, 2016

Hedging

During the quarter, the Company added to its hedge position. The Company’s natural gas production hedge position through December 2018 is:

	2016(a)		2017	2018
NYMEX Swaps
Total Volume (Bcf)		156	229		103
Average Price per Mcf (NYMEX)		$3.61	$3.31		$3.13

Collars
Total Volume (Bcf)		−	17		−
Average Floor Price per Mcf (NYMEX)	$	−	$2.98	$	−
Average Cap Price per Mcf (NYMEX)	$	−	$3.92	$	−

(a)July through December
•	The Company also sold calendar year 2016, 2017 and 2018 calls for approximately 11 Bcf, 32 Bcf and 16 Bcf at strike prices of $3.65 per Mcf, $3.53 per Mcf and $3.50 per Mcf, respectively
•	For 2017 and 2018 the Company sold puts for approximately 3 Bcf at a strike price of $2.63 per Mcf
•	The average price is based on a conversion rate of 1.05 MMBtu/Mcf

Operating (Loss) Income

The Company reports operating (loss) income by segment in this news release. Interest, income taxes and unallocated expenses are controlled on a consolidated, corporate-wide basis and are not allocated to the segments.

The following table reconciles operating (loss) income by segment, as reported in this news release, to the consolidated operating (loss) income reported in the Company’s financial statements:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(thousands)	2016	2015	2016	2015
Operating (loss) income:
EQT Production	$(444,000)	$(66,886)	$(455,254)	$118,957
EQT Midstream	124,528	108,192	266,387	237,931
Unallocated expenses	(5,020)	(8,272)	(8,424)	(9,095)
Total operating (loss) income	$(324,492)	$33,034	$(197,291)	$347,793

Unallocated expenses consist primarily of incentive compensation expense and administrative costs.

Marcellus Horizontal Well Status (cumulative since inception)

	As of	As of	As of	As of	As of
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Wells drilled (spud)	896	869	854	827	796
Wells online	774	735	693	642	604
Wells complete, not online	34	45	57	65	60
Wells drilled, uncompleted	88	89	104	120	132

NON-GAAP DISCLOSURES

Adjusted Net Loss Attributable to EQT and Adjusted Loss per Diluted Share

Adjusted net loss attributable to EQT and adjusted loss per diluted share are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate period-to-period comparisons of earnings trends. Adjusted net loss attributable to EQT and adjusted loss per diluted share should not be considered as alternatives to net (loss) income attributable to EQT or (loss) earnings per diluted share presented in accordance with GAAP. Adjusted net loss attributable to EQT as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement, a pension termination settlement charge, a legal reserve charge, and asset impairments. Management utilizes adjusted net loss attributable to EQT to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the income from natural gas sales is not impacted by the often volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results. Management believes that adjusted net loss attributable to EQT as presented provides useful information for investors for evaluating period-over-period earnings.

The table below reconciles adjusted net loss attributable to EQT and adjusted loss per diluted share with net (loss) income attributable to EQT and (loss) earnings per diluted share as derived from the statements of consolidated (loss) income to be included in EQT’s report on Form 10-Q for the quarter ended June 30, 2016.

	Three Months Ended
	June 30,
(thousands, except per share information)	2016	2015
Net (loss) income attributable to EQT, as reported	$(258,645)	$5,536
Add back (deduct):
Asset impairments	2,231	9,433
Pension settlement charge	9,403	−
Legal reserve charge	7,100	−
Loss (gain) on derivatives not designated as hedges	234,693	(4,259)
Net cash settlements received on derivatives not designated as hedges	86,097	30,879
Premiums paid for derivatives that settled during the period	(553)	(1,018)
Tax impact (a)	(137,961)	(14,084)
Subtotal	$(57,635)	$26,487
Tax benefit related to regulatory asset	−	(35,713)
Adjusted net loss attributable to EQT	$(57,635)	$(9,226)
Diluted weighted average common shares outstanding	166,801	152,877
Diluted EPS, as adjusted	$(0.35)	$(0.06)

(a)	A tax rate of 40.7% and 40.2% for the three month periods ended June 30, 2016 and 2015, respectively, was applied to the items under the caption “Add back (deduct)”. The tax impact on the items above represents the incremental deferred tax expense if these items were excluded from net (loss) income attributable to EQT.

Operating Cash Flow and Adjusted Operating Cash Flow Attributable to EQT

Operating cash flow and adjusted operating cash flow attributable to EQT are non-GAAP supplemental financial measures that are presented as indicators of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EQT includes this information because management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements and therefore may not relate to the period in which the operating activities occurred. Adjusted operating cash flow attributable to EQT is EQT’s operating cash flow (a non-GAAP supplemental financial measure reconciled below), adjusted to exclude adjusted EQT Midstream Partners EBITDA (a non-GAAP supplemental financial measure reconciled below), and includes the EQT GP Holdings, LP (EQGP) cash distribution payable to EQT. Management believes that removing the impact on operating cash flows of the public unitholders of EQGP and EQT Midstream Partners, LP (EQM) that is otherwise required to be consolidated in EQT’s results provides useful information to an EQT investor. Adjusted operating cash flow attributable to EQT also excludes current taxes on transactions, cash exploration expense, a legal reserve charge, and cash rig release expenses in order to adjust for the cash impact of these activities on operating activities of the period. Management believes this will enhance the comparability of results. Operating cash flow and adjusted operating cash flow attributable to EQT should not be considered as alternatives to net cash provided by operating activities presented in accordance with GAAP.

The tables below reconcile operating cash flow and adjusted operating cash flow attributable to EQT with net cash provided by operating activities, as derived from the statements of consolidated cash flows to be included in EQT’s report on Form 10-Q for the quarter ended June 30, 2016.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(thousands)	2016	2015	2016	2015
Net (loss) income	$(180,807)	$63,747	$(92,382)	$284,915
Add back / (deduct):
Depreciation, depletion and amortization	224,629	196,819	445,860	391,564
Asset and lease impairments, non-cash	2,231	9,433	4,063	28,428
Deferred income tax benefit	(172,667)	(164,855)	(165,594)	(195,925)
Loss (gain) on derivatives not designated as hedges	234,693	(4,259)	125,698	(47,851)
Cash settlements received on derivatives not designated as hedges	86,097	30,879	195,229	38,775
Non-cash incentive compensation	11,100	12,988	23,877	28,429
Pension settlement charge	9,403	−	9,403	−
Other items, net	(7,192)	(3,813)	(11,932)	(5,276)
Operating cash flow:	$207,487	$140,939	$534,222	$523,059

Add back / (deduct):
Changes in other assets and liabilities	1,000	61,972	(40,818)	132,968
Net cash provided by operating activities	$208,487	$202,911	$493,404	$656,027

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(thousands)	2016	2015	2016	2015
Operating cash flow (a non-GAAP measure reconciled above)	$207,487	$140,939	$534,222	$523,059
(Deduct) / add back:
Adjusted EQT Midstream Partners EBITDA(1)	(138,136)	(110,466)	(279,707)	(207,026)
Cash distribution payable to EQT (2)	35,957	23,531	68,079	45,926
Exploration expense (cash)	1,360	1,989	2,651	3,413
Legal reserve charge	7,100	−	7,100	−
Rig release expenses, cash	−	−	−	5,400
Current taxes on transactions(3)	−	90,486	−	150,425
Adjusted operating cash flow attributable to EQT	$113,768	$146,479	$332,345	$521,197

(1)	Adjusted EQT Midstream Partners EBITDA is a non-GAAP supplemental financial measure reconciled below.
(2)	Cash distribution payable to EQT for the three and six months ended June 30, 2016 and 2015 represents the distribution payable from EQGP to EQT.
(3)	Represents current tax expense related to the sale of the Northern West Virginia Marcellus Gathering System (NWV Gathering).

EQT has not provided projected net cash provided by operating activities or a reconciliation of projected adjusted operating cash flow attributable to EQT to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. EQT is unable to project net cash provided by operating activities because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. EQT is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers payments, with accuracy to a specific day, three or more months in advance. Furthermore, EQT does not provide guidance with respect to its average realized price or income taxes, among other items, that are reconciling items between net cash provided by operating activities and adjusted operating cash flow attributable to EQT. Natural gas prices are volatile and out of EQT’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, EQT is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected adjusted operating cash flow attributable to EQT to projected net cash provided by operating activities, without unreasonable effort.

EQT Production Adjusted Operating Revenue

The table below reconciles EQT Production adjusted operating revenue, a non-GAAP supplemental financial measure, to EQT Corporation total operating revenue, as derived from the statements of consolidated income (loss) to be included in EQT’s report on Form 10-Q for the quarter ended June 30, 2016.

EQT Production adjusted operating revenue (also referred to as total natural gas and liquids sales, including cash settled derivatives) is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating revenue should not be considered as an alternative to EQT Corporation total operating revenue presented in accordance with GAAP. EQT Production adjusted operating revenue as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and the revenue impact of certain marketing services. Management utilizes EQT Production adjusted operating revenue to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the revenue from natural gas sales is not impacted by the often volatile fluctuations in the fair value of derivatives prior to settlement. EQT Production adjusted operating revenue also excludes “Net marketing services” because management considers this revenue to be unrelated to the revenue for its natural gas and liquids production. “Net marketing services” includes both the cost of and recoveries on third party pipeline capacity not used for EQT Production sales volume. Management further believes that EQT Production adjusted operating revenue as presented provides useful information for investors for evaluating period-over-period earnings.

	Three Months Ended		Six Months Ended
Calculation of EQT Production Adjusted Operating Revenue	June 30,		June 30,
$ in thousands (unless noted)	2016	2015	2016	2015
EQT Production total operating revenue	$71,962	$388,755	$549,970	$1,032,546
Add back (deduct):
Loss (gain) on derivatives not designated as hedges	234,693	(5,177)	125,698	(49,423)
Net cash settlements received on derivatives not designated as hedges not designated as hedges	86,097	32,064	195,229	36,544
Premiums paid for derivatives that settled during the period	(553)	(1,018)	(1,016)	(2,025)
Net marketing services	(2,123)	(9,822)	(6,709)	(22,959)
EQT Production adjusted operating revenue, a non-GAAP measure	$390,076	$404,802	$863,172	$994,683

Total sales volumes (MMcfe)	184,548	147,051	364,483	292,249

Average realized price ($/Mcfe)	$2.11	$2.75	$2.37	$3.40

EQT Production total operating revenue	$71,962	$388,755	$549,970	$1,032,546
EQT Midstream total operating revenue	214,298	192,430	439,027	400,656
Less: intersegment revenue, net	(158,729)	(141,597)	(316,397)	(278,798)
EQT Corporation total operating revenue, as reported in accordance with GAAP	$127,531	$439,588	$672,600	$1,154,404

EQT Production Adjusted Operating (Loss) Income

The table below reconciles EQT Production adjusted operating (loss) income, a non-GAAP supplemental financial measure, to EQT Corporation operating (loss) income, as derived from the statements of consolidated (loss) income to be included in EQT’s report on Form 10-Q for the quarter ended June 30, 2016.

EQT Production adjusted operating (loss) income is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating (loss) income should not be considered as an alternative to EQT Corporation operating (loss) income presented in accordance with GAAP. EQT Production adjusted operating (loss) income as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement, restructuring charges, a pension settlement charge, a legal reserve charge, impairments and rig release expenses and non-cash gains (losses) on sales / exchanges of assets (if applicable). Management utilizes EQT Production adjusted operating (loss) income to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the income from natural gas sales is not impacted by the often volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results. Management believes that EQT Production adjusted operating (loss) income as presented provides useful information for investors for evaluating period-over-period earnings.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(thousands)	2016	2015	2016	2015
EQT Corporation operating (loss) income, as reported in accordance with GAAP	$(324,492)	$33,034	$(197,291)	$347,793
Add back / (deduct):
Unallocated expenses	5,020	8,272	8,424	9,095
EQT Midstream operating income, as reported on segment page	(124,528)	(108,192)	(266,387)	(237,931)
EQT Production operating (loss) income, as reported on segment page	$(444,000)	$(66,886)	$(455,254)	$118,957
Add back / (deduct):
Loss (gain) on derivatives not designated as hedges	234,693	(5,177)	125,698	(49,423)
Net cash settlements received on derivatives not designated as hedges	86,097	32,064	195,229	36,544
Premiums paid for derivatives that settled during the period	(553)	(1,018)	(1,016)	(2,025)
Restructuring charges	252	−	2,029	−
Pension settlement charge	1,709	−	1,709	−
Legal reserve charge	7,100	−	7,100	−
Asset impairments and rig release expenses	2,231	9,201	4,063	31,674
EQT Production adjusted operating (loss) income	$(112,471)	$(31,816)	$(120,442)	$135,727

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

As used in this news release, EBITDA is defined as earnings before interest, taxes, depreciation, and amortization expense. EBITDA is not a financial measure calculated in accordance with GAAP. EBITDA is a non-GAAP supplemental financial measure that EQT’s management and external users of EQT’s financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) EQT’s performance versus prior periods; (ii) EQT’s operating performance as compared to other companies in its industry; (iii) the ability of EQT’s assets to generate sufficient cash flow to make distributions to its investors; (iv) EQT’s ability to incur and service debt and fund capital expenditures; and (v) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQT has not provided projected net income (loss) or reconciliations of projected EBITDA to projected net income (loss), the most comparable financial measure calculated in accordance with GAAP. EQT does not provide guidance with respect to its average realized price or income taxes, among other items, that are reconciling items between EBITDA and net income (loss). Natural gas prices are volatile and out of EQT’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Further, management believes a reliable forecasted effective tax rate is not available because small fluctuations in estimated “ordinary” income would result in significant changes in the estimated annual effective tax rate for 2016. Consequently, EQT is not able to provide a projected net income (loss) that would be useful to investors. Therefore, projected net income (loss) and reconciliations of projected EBITDA to projected net income (loss) are not available without unreasonable effort.

Adjusted EQT Midstream Partners EBITDA

As used in this news release, adjusted EQT Midstream Partners EBITDA means EQM’s net income plus EQM’s interest expense, depreciation and amortization expense, income tax expense (if applicable), and non-cash long-term compensation expense (if applicable) less EQM’s equity income, AFUDC-equity, capital lease payments, and adjusted EBITDA attributable to the NWV Gathering prior to acquisition. Adjusted EQT Midstream Partners EBITDA is a non-GAAP supplemental financial measure that management and external users of EQT’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the effects of the noncontrolling interests in relation to:

  EQT's operating performance as compared to other companies in its industry;
  the ability of EQT's assets to generate sufficient cash flow to make distributions to its investors;
  EQT's ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQT believes that adjusted EQT Midstream Partners EBITDA provides useful information to investors in assessing EQT's financial condition and results of operations. Adjusted EQT Midstream Partners EBITDA should not be considered as an alternative to EQM’s net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EQT Midstream Partners EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect EQM's net income. Additionally, because adjusted EQT Midstream Partners EBITDA may be defined differently by other companies in EQT's or EQM's industries, the definition of adjusted EQT Midstream Partners EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles adjusted EQT Midstream Partners EBITDA with EQM’s net income, as derived from the statements of consolidated operations to be included in EQM’s report on Form 10-Q for the quarter ended June 30, 2016.

EQM has not provided reconciliations of projected adjusted EQT Midstream Partners EBITDA to projected EQM net income, the most comparable financial measure calculated in accordance with GAAP. EQM does not provide guidance with respect to the intra-year timing of its or Mountain Valley Pipeline, LLC’s capital spending, which impact AFUDC-debt and equity and equity earnings, among other items, that are reconciling items between adjusted EQT Midstream Partners EBITDA and EQM net income. The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. EQM provides a range for the forecast of EQM net income and adjusted EQT Midstream Partners EBITDA to allow for the variability in the timing of spending and the impact on the related reconciling items, many of which interplay with each other. Therefore, the reconciliation of projected adjusted EQT Midstream Partners EBITDA to projected EQM net income is not available without unreasonable effort.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(thousands, unless noted)	2016	2015	2016	2015
Net income, EQT Midstream Partners	$124,762	$91,319	$253,827	$186,625
Add:
Interest expense	9,391	11,640	19,649	23,097
Depreciation and amortization expense	15,111	12,258	30,589	24,185
Income tax expense	−	−	−	6,703
Non-cash long-term compensation expense	−	239	195	805
Less:
Equity income	(1,850)	(394)	(3,439)	(394)
AFUDC - equity	(5,242)	(1,169)	(7,714)	(1,883)
Capital lease payments for Allegheny Valley Connector (a)	(4,036)	(3,427)	(13,400)	(12,271)
Adjusted EBITDA attributable to NWV Gathering prior to acquisition (b)	−	−	−	(19,841)
Adjusted EQT Midstream Partners EBITDA	$138,136	$110,466	$279,707	$207,026

(a)	Reflects capital lease payments due under the lease. These lease payments are generally made monthly on a one month lag.
(b)	Adjusted EBITDA attributable to NWV Gathering prior to acquisition for the periods presented was excluded from EQM’s adjusted EBITDA calculations as these amounts were generated by NWV Gathering prior to EQM’s acquisition; therefore, they were not amounts that could have been distributed to EQM’s unitholders. Adjusted EBITDA attributable to NWV Gathering for the six months ended June 30, 2015 was calculated as net income of $11.1 million plus depreciation and amortization expense of $2.0 million plus income tax expense of $6.7 million.

Second Quarter 2016 Webcast Information

The Company's conference call with securities analysts begins at 10:30 a.m. ET today and will be broadcast live via the Company's web site at www.eqt.com, and on the investor information page of the Company’s web site at ir.eqt.com, with a replay available for seven days following the call.

EQT Midstream Partners, LP and EQT GP Holdings, LP, for which EQT Corporation is the parent company, will also host a joint conference call with security analysts today, beginning at 11:30 a.m. ET. The call will be broadcast live via www.eqtmidstreampartners.com, with a replay available for seven days following the call.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology – designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT also owns a 90% limited partner interest in EQT GP Holdings, LP. EQT GP Holdings, LP owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP.

Visit EQT Corporation at www.EQT.com.

EQT Management speaks to investors from time-to-time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relations website at http://ir.eqt.com.

Cautionary Statements

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its Marcellus, deep Utica, and other reserves; drilling plans and programs (including the number, type, feet of pay and location of wells to be drilled and number and type of drilling rigs); projected natural gas prices, basis and average differential; total resource potential, reserves, EUR, expected decline curve and reserve replacement ratio; projected Company and third party production sales volume and growth rates (including liquids sales volume and growth rates); projected unit costs and well costs; projected net marketing services revenues; projected gathering and transmission volume and growth rates; the Company’s access to, and timing of, capacity on pipelines; infrastructure programs (including the timing, cost and capacity of the transmission and gathering expansion projects); the timing, cost, capacity and expected interconnects with facilities and pipelines of the Ohio Valley Connector and Mountain Valley Pipeline (MVP) projects; the ultimate terms, partners and structure of the MVP joint venture; technology (including drilling and completion techniques); projected EBITDA; acquisition transactions; monetization transactions, including asset sales (dropdowns) to EQT Midstream Partners, LP (EQM) and other asset sales, joint ventures or other transactions involving the Company’s assets; the projected cash flows resulting from the Company’s limited partner interests in EQT GP Holdings, LP (EQGP); internal rate of return (IRR) and returns per well; projected capital contributions and expenditures; potential future impairments of the Company’s assets; the amount and timing of any repurchases under the Company’s share repurchase authorization; liquidity and financing requirements, including funding sources and availability; the expected use of proceeds from equity offerings; changes in the Company’s or EQM’s credit ratings; projected net income attributable to noncontrolling interests, adjusted operating cash flow attributable to EQT Corporation, revenue and cash-on-hand; hedging strategy; the effects of government regulation and litigation; projected dividend and distribution amounts and rates; the effects of government regulation and litigation; tax position and projected effective tax rate. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2015, as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQGP and its subsidiaries, including EQM, is derived from publicly available information published by the partnerships.

2016 Current Guidance

Based on current NYMEX natural gas prices adjusted operating cash flow attributable to EQT is projected to be approximately $750 million for 2016, which includes approximately $150 million from EQT’s interest in EQGP. See the Non-GAAP Disclosures section for important information regarding the non-GAAP financial measures included in this news release, including the projections for adjusted operating cash flow attributable to EQT and EBITDA.

PRODUCTION
	Q3 2016	2016
Total production sales volume (Bcfe)	183 – 187	730 – 740
NGL & oil volume (Mbbls)	3,050 – 3,100	11,000 – 11,500

Marcellus / Utica Rigs		4
Top-hole rigs		3

Unit Costs ($ / Mcfe)
Gathering to EQT Midstream		$0.66 – 0.68
Transmission to EQT Midstream		$0.18 – 0.20
Third-party gathering and transmission		$0.29 – 0.31
Processing		$0.15 – 0.17
LOE, excluding production taxes		$0.08 – 0.10
Production taxes		$0.06 – 0.08
SG&A		$0.17 – 0.19
DD&A		$1.07 – 1.09

Average differential ($ / Mcfe)	$(1.10) – (1.05)	$(0.75) – (0.65)*

Net marketing services ($MM)	$0 – 5	$7 – 17

FINANCIAL
Net income attributable to noncontrolling interest ($MM)	$77	$320
EQM net income ($MM)		$505 – 515

EBITDA ($MM)
EQM adjusted EBITDA		$555 – 565
Huron gathering		35 – 40
Other EQT Midstream		40 – 45
Total consolidated Midstream		$630 – 650
Total Production EBITDA**		580 – 590
Total EBITDA		$1,210 – 1,240

*Includes fixed price physical sales of 20 Bcf at average prices of $3.00 per Mcf for July-December 2016.
**Excludes non-cash derivative losses

EQT CORPORATION AND SUBSIDIARIES
Statements of Consolidated (Loss) Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Thousands except per share amounts)
Revenues:
Sales of natural gas, oil and NGLs	$304,532	$373,756	$ 668,959	$960,164
Pipeline and marketing services	57,692	61,573	129,339	146,389
(Loss) gain on derivatives not designated as hedges	(234,693)	4,259	(125,698)	47,851
Total operating revenues	127,531	439,588	672,600	1,154,404

Operating expenses:
Transportation and processing	84,207	69,356	161,400	135,133
Operation and maintenance	29,253	32,061	60,736	60,308
Production	33,044	31,492	59,940	62,848
Exploration	3,591	11,422	6,714	23,976
Selling, general and administrative	77,299	65,404	135,241	128,530
Depreciation, depletion and amortization	224,629	196,819	445,860	391,564
Impairment of long-lived assets	–	–	–	4,252
Total operating expenses	452,023	406,554	869,891	806,611

Operating (loss) income	(324,492)	33,034	(197,291)	347,793
Other income	7,644	2,689	12,484	3,628
Interest expense	36,305	36,833	72,485	74,049
(Loss) income before income taxes	(353,153)	(1,110)	(257,292)	277,372
Income tax (benefit)	(172,346)	(64,857)	(164,910)	(7,543)
Net (loss) income	(180,807)	63,747	(92,382)	284,915
Less: Net income attributable to noncontrolling interests	77,838	58,211	160,627	105,952
Net (loss) income attributable to EQT Corporation	$(258,645)	$5,536	$(253,009)	$178,963
Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	166,801	152,454	161,909	152,220
Net (loss) income	$(1.55)	$0.04	$ (1.56)	$1.18
Diluted:
Weighted average common stock outstanding	166,801	152,877	161,909	152,751
Net (loss) income	$(1.55)	$0.04	$ (1.56)	$1.17
Dividends declared per common share	$0.03	$0.03	$ 0.06	$0.06

EQT CORPORATION
PRICE RECONCILIATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
in thousands (unless noted)	2016	2015	2016	2015
NATURAL GAS
Sales volume (MMcf)	167,741	133,469	333,015	264,376
NYMEX price ($/MMBtu) (a)	$1.95	$2.64	$2.02	$2.81
Btu uplift	$0.16	$0.23	$0.17	$0.25
Natural gas price ($/Mcf)	$2.11	$2.87	$2.19	$3.06

Basis ($/Mcf) (b)	$(0.75)	$(0.96)	$(0.58)	$(0.37)
Cash settled basis swaps (not designated as hedges) ($/Mcf)	(0.04)	(0.02)	0.08	(0.04)
Average differential, including cash settled basis swaps ($/Mcf)	$(0.79)	$(0.98)	$(0.50)	$(0.41)

Average adjusted price ($/Mcf)	$1.32	$1.89	$1.69	$2.65
Cash settled derivatives (cash flow hedges) ($/Mcf)	0.16	0.53	0.14	0.53
Cash settled derivatives (not designated as hedges) ($/Mcf)	0.55	0.25	0.50	0.17
Average natural gas price, including cash settled derivatives ($/Mcf)	$2.03	$2.67	$2.33	$3.35

Natural gas sales, including cash settled derivatives	$342,561	$357,377	$777,414	$885,874

LIQUIDS
NGLs:
Sales volume (MMcfe) (c)	15,619	12,444	29,271	25,725
Sales volume (Mbbls)	2,604	2,074	4,879	4,288
Price ($/Bbl)	$15.53	$18.67	$15.23	$21.87
NGL sales	$40,429	$38,719	$74,304	$93,775
Oil:
Sales volume (MMcfe) (c)	1,188	1,138	2,197	2,148
Sales volume (Mbbls)	198	190	366	358
Price ($/Bbl)	$35.78	$45.91	$31.28	$41.99
Oil sales	$7,086	$8,706	$11,454	$15,034

Liquids sales	$47,515	$47,425	$85,758	$108,809

TOTAL PRODUCTION
Total natural gas & liquids sales, including cash settled derivatives (d)	$390,076	$404,802	$863,172	$994,683
Total sales volume (MMcfe)	184,548	147,051	364,483	292,249

Average realized price ($/Mcfe)	$2.11	$2.75	$2.37	$3.40

(a)	The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $1.95 and $2.64 for the three months ended June 30, 2016 and 2015, respectively, and $2.02 and $2.81 for the six months ended June 30, 2016 and 2015, respectively).
(b)	Basis represents the difference between the ultimate sales price for natural gas and the NYMEX natural gas price.
(c)	NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.
(d)	Also referred to in this report as EQT Production adjusted operating revenues, a non-GAAP measure.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Total natural gas & liquids sales, including cash settled derivatives above (d)	$390,076	$404,802	$863,172	$994,683
(Deduct) add:
Net cash settlements received on derivatives not designated as hedges	(86,097)	(32,064)	(195,229)	(36,544)
Premiums paid for derivatives that settled during the period	553	1,018	1,016	2,025
Production sales	$304,532	$373,756	$668,959	$960,164

EQT PRODUCTION
RESULTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
OPERATIONAL DATA

Sales volume detail (MMcfe):
Marcellus (a)	160,382	122,406	314,971	243,877
Other (b)	24,166	24,645	49,512	48,372
Total production sales volumes (c)	184,548	147,051	364,483	292,249

Average daily sales volumes (MMcfe/d)	2,028	1,616	2,003	1,615

Average realized price ($/Mcfe)	$2.11	$2.75	$2.37	$3.40

Gathering to EQT Midstream ($/Mcfe)	$0.67	$0.75	$0.68	$0.75
Transmission to EQT Midstream ($/Mcfe)	$0.19	$0.20	$0.19	$0.19
Third party gathering and transmission ($/Mcfe)	$0.30	$0.30	$0.29	$0.29
Processing ($/Mcfe)	$0.16	$0.17	$0.15	$0.17
Lease operating expenses (LOE), excluding production taxes ($/Mcfe)	$0.10	$0.12	$0.09	$0.12
Production taxes ($/Mcfe)	$0.08	$0.09	$0.07	$0.10
Production depletion ($/Mcfe)	$1.06	$1.16	$1.06	$1.16

Depreciation, depletion and amortization (DD&A) (thousands):
Production depletion	$195,293	$170,856	$387,288	$339,884
Other DD&A	2,571	2,475	5,412	4,910
Total DD&A (thousands)	$197,864	$173,331	$392,700	$344,794

Capital expenditures (thousands)	$237,043	$520,315	$468,656	$1,002,289

FINANCIAL DATA (thousands)

Revenues:
Production sales	$304,532	$373,756	$668,959	$960,164
Net marketing services	2,123	9,822	6,709	22,959
(Loss) gain on derivatives not designated as hedges	(234,693)	5,177	(125,698)	49,423
Total operating revenues	$71,962	$388,755	$549,970	$1,032,546

Operating expenses:
Gathering	$135,064	$115,439	$268,401	$228,810
Transmission	78,556	67,210	153,740	130,653
Processing	29,082	25,148	55,097	49,571
LOE, excluding production taxes	18,290	18,273	32,708	34,807
Production taxes	14,754	13,219	27,232	28,041
Exploration	3,591	11,421	6,714	23,965
SG&A	38,761	31,600	68,632	68,696
DD&A	197,864	173,331	392,700	344,794
Impairment of long-lived assets	–	–	–	4,252
Total operating expenses	515,962	455,641	1,005,224	913,589
Operating (loss) income	$(444,000)	$(66,886)	$(455,254)	$118,957

(a)	Includes Upper Devonian wells.
(b)	Includes 3,842 and 7,795 MMcfe of deep Utica sales volume for the three and six months ended June 30, 2016, respectively.
(c)	NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

EQT MIDSTREAM
RESULTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
OPERATIONAL DATA
Operating revenues (thousands):
Gathering
Firm reservation fee revenues	$84,849	$ 68,290	$168,145	$126,664
Volumetric based fee revenues:
Usage fees under firm contracts (a)	11,103	7,203	21,856	16,752
Usage fees under interruptible contracts	40,458	47,837	83,363	108,853
Total volumetric based fee revenues	51,561	55,040	105,219	125,605
Total gathering revenues	$136,410	$ 123,330	$273,364	$252,269

Transmission
Firm reservation fee revenues	$53,329	$ 50,091	$116,670	$111,945
Volumetric based fee revenues:
Usage fees under firm contracts (a)	14,109	10,002	27,333	18,577
Usage fees under interruptible contracts	2,278	990	4,874	2,525
Total volumetric based fee revenues	16,387	10,992	32,207	21,102
Total transmission revenues	$69,716	$ 61,083	$148,877	$133,047

Storage, marketing and other revenues	8,172	8,017	16,786	15,340
Total operating revenues	$214,298	$ 192,430	$439,027	$400,656

Gathered volumes (BBtu per day):
Firm reservation	1,532	1,136	1,478	1,052
Volumetric based services (b)	862	870	881	978
Total gathered volumes	2,394	2,006	2,359	2,030

Gathering and compression expense ($/MMBtu)	$0.10	$ 0.13	$0.10	$0.12

Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	1,486	1,825	1,554	1,924
Volumetric based services (b)	570	257	528	236
Total transmission pipeline throughput	2,056	2,082	2,082	2,160

Average contracted firm transmission reservation commitments (BBtu per day)	2,386	2,362	2,703	2,655

Capital expenditures (thousands)	$201,211	$ 164,542	$342,131	$237,117

FINANCIAL DATA (thousands)

Total operating revenues	$214,298	$ 192,430	$439,027	$400,656
Operating expenses:
Operating and maintenance (O&M)	29,487	34,894	61,295	64,708
SG&A	33,605	25,951	58,334	51,429
DD&A	26,678	23,393	53,011	46,588
Total operating expenses	89,770	84,238	172,640	162,725
Operating income	$124,528	$ 108,192	$266,387	$237,931

(a)	Includes commodity charges and fees on volumes gathered or transported in excess of firm contracted capacity.
(b)	Includes volumes gathered or transported under interruptible contracts and volumes in excess of firm contracted capacity.

CONTACT:
EQT analyst inquiries please contact:
Patrick Kane – Chief Investor Relations Officer
412-553-7833
pkane@eqt.com
or
EQT Midstream Partners / EQT GP Holdings analyst inquiries please contact:
Nate Tetlow – Investor Relations Director
412-553-5834
ntetlow@eqt.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications
412-395-3941
ncox@eqt.com